UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2008
FOUNDRY NETWORKS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-26689 (Commission File Number)	77-0431154 (I.R.S. Employer Identification Number)
4980 Great America Parkway
Santa Clara, CA 95054

(Address, including zip code, of principal executive offices)
(408) 207-1700

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Amendment No. 1 to Agreement and Plan of Merger
          As previously disclosed by Foundry Networks, Inc. (“Foundry”) on it Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 23, 2008, on July 21, 2008, Foundry entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Brocade Communications Systems, Inc., a Delaware corporation (“Brocade”), and Falcon Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Brocade (“Merger Sub”), pursuant to which, on the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into Foundry, with Foundry surviving the merger (the “Merger”) as a wholly-owned subsidiary of Brocade. A copy of the Merger Agreement is filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Foundry with the SEC on July 23, 2008.
          On November 7, 2008, Brocade, Foundry and Merger Sub entered to an amendment to the Merger Agreement (the “Amendment”) revising the terms of the Merger consideration and other matters as described herein. Prior to the Amendment, each outstanding share of Foundry common stock was to be converted into the right to receive a combination of $18.50 in cash, without interest, and 0.0907 of a share of Brocade common stock, par value $0.001 per share, subject to adjustment for stock splits, stock dividends and similar events. Pursuant to the Amendment, each outstanding share of Foundry common stock will be converted into a right to receive $16.50 in cash, without any stock consideration, and will not be entitled to receive any shares of Brocade common stock.
          The Amendment also provides that Foundry may sell the auction rate securities held by it as of November 7, 2008 on commercially reasonable terms prior to the completion of the Merger. The Amendment also provides that Foundry may declare a special dividend on its common stock, which may be conditioned on the completion of the Merger, of up to a per share amount determined by dividing (1) the lesser of (a) the next cash proceeds of the sale of such auction rate securities actually received by Foundry prior to the completion of the Merger, and (b) $50 million, by (2) the total number of outstanding shares of Foundry common stock as of the record date for the special dividend calculated on a fully diluted basis based on the treasury stock method and assuming a market value for Foundry common stock equal to the sum of $16.50 plus the actual per share amount of the special dividend. The calculation of the fully diluted number of shares of Foundry common stock will exclude unvested Foundry options and restricted stock units held by Foundry employees whose employment will be terminated as of the date of completion of the Merger, after giving effect to any acceleration of vesting of Foundry options or restricted stock units in connection with the Merger under any applicable agreements with such employees.
          In accordance with the Amendment, all outstanding Foundry stock options and restricted stock units will, at the effective time of the Merger, either be converted into or replaced with equivalent Brocade equity awards based on a conversion ratio set forth in the Amendment or be terminated in accordance with their terms.
          The Merger Agreement as amended by the Amendment (“Amended Merger Agreement”) may be terminated by either Brocade or Foundry under certain circumstances, including the failure of the Merger to be consummated on or before December 31, 2008 and the failure of Foundry stockholders to approve the Merger. In addition, the Amendment provides that either a reverse termination fee of $125 million or a reduced fee of $85 million may be payable by Brocade to Foundry upon the termination of the Amended Merger Agreement under certain circumstances. The Amendment also provides that Foundry may solicit, discuss, negotiate or furnish information in connection with acquisition inquiries or acquisition proposals during the period commencing on November 7, 2008 and ending on November 21, 2008. If, during that period, Foundry receives an acquisition proposal that constitutes or is reasonably likely to lead to a superior proposal, as defined in the Amended Merger Agreement, then Foundry may continue to discuss such acquisition proposal with the person or entity that made such acquisition proposal.
          The respective boards of directors of Brocade and Foundry have approved the Amendment, and the Foundry board of directors has reaffirmed its recommendation that Foundry’s stockholders approve the Merger.
          The foregoing summary of certain terms of the Amendment and does not purport to be complete, and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 2.1.1 to this Current Report on Form 8-K and is incorporated herein by reference.
          The representation, warranties and covenants contained in the Merger Agreement and the Amendment were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement and the Amendment, and are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanges between the parties in connection with the execution of the Merger Agreement and the Amendment. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement and the Amendment instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger

Agreement or the Amendment and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Foundry, Brocade or Merger Sub, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement and the Amendment, which subsequent information may or may not be fully reflected in Foundry’s or Brocade’s respective public disclosures.
Additional Information
          Each Foundry director had entered into a voting agreement with and in favor of Brocade in connection with the execution of the Merger Agreement (the “Voting Agreements”). In connection with the execution of the Amendment, each Foundry director amended his or her voting agreement to extend effectiveness of such agreement, affirming each such director’s agreement to vote all of such director’s shares of Foundry common stock (a) in favor of the adoption of the Amended Merger Agreement, in favor of the Merger and in favor of any other action reasonably necessary to facilitate the Merger; and (b) generally against any action or agreement that is intended, or would reasonably be expected, to delay, prevent or adversely affect the Merger under the amended terms. A copy of the form of Voting Agreement s filed as Exhibit 2.2 to the Current Report on Form 8-K filed by Foundry with the SEC on July 23, 2008. A copy of the form of Amendment to Voting Agreement is filed as Exhibit 2.2.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          (e) Pursuant to agreements executed concurrently with the execution of the Amendment on November 7, 2008 between Foundry and its directors, executive officers and certain other employees of Foundry, such directors, executive officers and other employees have agreed that, prior to the earlier of the completion of the Merger or the termination of the Amended Merger Agreement, and subject to certain limited exceptions set forth therein, they will not exercise any of their stock-based awards for Foundry common stock or sell and Foundry common stock owned by them. A copy of the form of Agreement is filed as Exhibit 2.3 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 8.01 Other Events.
          After the close of market on November 7, 2008, Brocade and Foundry issued a joint press release announcing the execution of the Amendment. A copy of the joint press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description

2.1.1	Amendment No. 1 to Agreement and Plan of Merger dated as of November 7, 2008 among Brocade Communications Systems, Inc., Falcon Acquisition Sub, Inc. and Foundry Networks, Inc.
2.2.1	Form of Amendment to Voting Agreement
2.3	Form of Agreement
99.1	Joint Press Release dated November 7, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUNDRY NETWORKS, INC.
Date: November 13, 2008	By:	/s/ Cliff Moore
Cliff Moore
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1.1	Amendment No. 1 to Agreement and Plan of Merger dated as of November 7, 2008 among Brocade Communications Systems, Inc., Falcon Acquisition Sub, Inc. and Foundry Networks, Inc.
2.2.1	Form of Amendment to Voting Agreement
2.3	Form of Agreement
99.1	Joint Press Release dated November 7, 2008